UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report) July 13, 2026

(Date of earliest event reported) July 13, 2026

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange
(indicate by check mark)
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On July 13, 2026, we expanded our Board of Directors from eight to nine members, and Nickolas Stavropoulos was appointed to the Board to fill the additional position. All the current directors will continue as members of the Board. There are no arrangements or understanding between any of our directors and any other persons pursuant to which they are continuing to serve as a director of the company. There are no family relationships between or among any of our directors and executive officers. There are no transactions or relationships between Mr. Stavropoulos and the company that are reportable under Item 404(a) of Regulation S-K.

Mr. Stavropoulos, 68, is the retired chief operating officer of Pacific Gas & Electric (PG&E), a position he held from March 2017 through September 2018. Mr. Stavropoulos joined PG&E in 2011 and held two other leadership positions in its gas organization. Before joining PG&E, he served as executive vice president and chief operating officer of National Grid from 2007 to 2011. He also held senior leadership roles at KeySpan Energy Delivery, Colonial Gas Company and Boston Gas. He has over 40 years of experience in the energy industry, as well as detailed knowledge of the U.S. natural gas industry. He earned a Bachelor of Science degree in accounting from Bentley University and a Master of Business Administration from Babson College and has completed executive education certificates from Harvard and Massachusetts Institute of Technology. He has served on multiple public company and not-for-profit boards over his career. He currently serves on the board of directors of Ameresco (NYSE: AMRC).

Mr. Stavropoulos will also serve on our Board as a member of the Board’s Audit, Corporate Governance and Executive Compensation Committees.

Director Compensation and Reimbursement

For service on the Board through May 19, 2027, Mr. Stavropoulos will receive an annual retainer of $105,000, prorated for the period of time from his appointment to the Board through May 19, 2027. Mr. Stavropoulos will also receive the currently effective stock retainer of shares of our common stock with a value of $140,000 paid to the members of our Board, similarly prorated, which shares shall be issued pursuant to the Amended and Restated Equity Compensation Plan (2018). As a non-management director, Mr. Stavropoulos will also be entitled to participate in our Deferred Compensation Plan for Non-Employee Directors described under “Director Compensation” on pages 19 through 22 of our Proxy Statement relating to our 2026 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 1, 2026 (as such description is incorporated herein by this reference). Additionally, Mr. Stavropoulos will be reimbursed for expenses related to his attendance at Board and committee meetings.

Item 7.01	Regulation FD Disclosure

We issued a news release on July 13, 2026, announcing the appointment of Mr. Stavropoulos to our Board, a copy of which is attached as Exhibit 99.1 and which is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated July 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: July 13, 2026	By:	/s/ Brian K. Shore
Brian K. Shore Vice President, Associate General Counsel and Secretary